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                                                                      Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70607 and 333-72519), on Forms S-8 (Nos. 333-33819, 333-76537 and 333-85691) and on Form S-4 of Developers Diversified Realty Corporation of our report dated November 26, 2002 relating to the statement of revenues and certain expenses of Paradise Village Gateway for the year ended December 31, 2001, which appears in the Current Report on Form 8-K of Developers Diversified Realty Corporation dated November 15, 2002.


/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
December 2, 2002